Exhibit 10.64
2008 STOCK INCENTIVE PLAN
The principal terms of the 2008 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2008 Plan, which is attached as Annex A to the copy of this Proxy Statement that was filed electronically with the SEC and is accessible on the Company’s website at www.meade.com as well as on the SEC’s website at www.sec.gov. A copy of the 2008 Plan may also be obtained by contacting Paul E. Ross, the Company’s Senior Vice President—Finance and CFO, at 6001 Oak Canyons, Irvine, CA 92618, telephone number (949) 451-1450.
Summary Description of the 2008 Plan
Purpose. The purpose of the 2008 Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward key personnel, including officers, and experienced and knowledgeable independent through the grant of options and other awards that provide added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company.
Awards. The 2008 Plan authorizes stock options (incentive or nonqualified), stock appreciation rights (“SARs”), restricted stock, performance share awards and stock bonuses.
Administration. The 2008 Plan is administered by either the Board or a committee of the Board (the “Administrator”). The Administrator determines the number of shares that are to be subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. The Board has appointed a subcommittee of the Compensation Committee (the Equity Compensation Subcommittee) as the 2008 Plan’s Administrator.
No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or SAR under the 2008 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.
Eligibility. Persons eligible to receive awards under the 2008 Plan include officers, directors, key employees and consultants of the Company or any of its subsidiaries. Members of the Board who are not officers or employees of the Company (each a “Non-Employee Director”) are eligible to receive certain automatic option grants under the Plan, as described more fully below. Approximately 25 officers and key employees of the Company, including all of the Company’s Named Executive Officers, are considered eligible under the 2008 Plan at the present time, subject to the power of the Administrator to determine eligible persons to whom awards will be granted. Currently, there are 6 Non-Employee Directors.
Limits on Awards; Authorized Shares. The maximum number of shares of Common Stock that may be issued or delivered pursuant to awards granted under the 2008 Plan is 2,594,936 shares. (As noted above, as of May 21, 2008, only 2,594,936 shares remain available for future award grants under the 1997 Plan, and if the 2008 Plan is approved by the stockholders no further grants will be made under the 1997 Plan.) The maximum number of shares of Common Stock subject to awards that may be granted to any individual during any calendar year is 500,000 shares and the maximum number of shares of Common Stock that may be issued pursuant to automatic option grants to Non-Employee Directors is 250,000 shares.
As is customary in incentive plans of this nature, the number and kind of shares available under the 2008 Plan and the then outstanding awards, as well as exercise or purchase prices, performance targets under certain performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to stockholders. Shares that are subject to or underlie awards which expire or fail to vest or which are cancelled, terminated, forfeited, or not paid or delivered under the 2008 Plan for any reason, as well as reacquired shares, become available, except to the extent prohibited by law, for additional awards under the 2008 Plan.

The 2008 Plan will not limit the authority of the Board or the Compensation Committee (or the Equity Compensation Subcommittee) to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
Transfer Restrictions. Subject to certain exceptions contained in the 2008 Plan (which generally include transfer to the Company, a participant’s designation of a beneficiary, the exercise of a participant’s award by the participant’s legal representative in the event of the participant’s disability, and transfers pursuant to certain court orders), awards under the 2008 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator may, however, permit the transfer of an award if the transferor presents satisfactory evidence that the transfer is for estate or tax planning purposes.
Stock Options. A stock option is the right to purchase shares of Common Stock at a future date at a specified price (the “exercise price” of the option). An option may either be an “incentive stock option” or a “nonqualified stock option.” Incentive stock option benefits are taxed differently than nonqualified stock option benefits, as described under “Federal Income Tax Consequences” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2008 Plan.
The exercise price of options granted under the 2008 Plan will be determined by the Administrator, but may be no less than the fair market value of a share on the date of grant; provided, however, that the exercise price may be no less than 110% of fair market value for incentive stock options granted to an employee who owns 10% or more of the outstanding Common Stock. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator (which may include cash, a check, a promissory note, notice and third party payment, or delivery of previously owned Common Stock, subject to certain limitations set forth in the 2008 Plan). Options granted under the 2008 Plan may be exercised at the time or times determined by the Administrator, but in no event may options be exercised after ten years from the date of grant; provided, however, that incentive stock options granted to an employee who owns 10% or more of the outstanding Common Stock may not be exercised after five years from the date of grant.
Stock Appreciation Rights. An SAR is the right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the fair market value of the Common Stock. SARs may be granted in connection with other awards or independently. The Administrator may also grant limited SARs exercisable only upon or in respect of a change in control or any other specified event; such limited SARs may relate to or operate in tandem with other SARs, options or other awards under the 2008 Plan.
Restricted Stock Awards. A restricted stock award is an award typically for a fixed number of shares of Common Stock subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service only and/or performance standards) imposed on such shares.
Performance-Based Awards. Performance share awards may be granted on the basis of such factors as the Administrator deems appropriate. Generally, these awards will be based upon specific agreements and will specify the number of shares of Common Stock subject to the award, the consideration, if any, to be paid for such shares by the participant and the conditions upon which the issuance of the shares will be based. In addition to awards under the other provisions of the 2008 Plan, the 2008 Plan provides that the Administrator may grant to eligible officers performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the Code (“Section 162(m) Performance-Based Awards”). Options with an exercise price and SARs with a base price not less than fair market value on the date of grant will, generally speaking, be considered Section 162(m) Performance-Based Awards. Other Section 162(m) Performance-Based Awards must be based on performance relative to pre-established goals over performance periods not shorter than one year nor longer than ten years. The business criteria on which performance goals may be established include one or more of the following as applied to the consolidated operations, or one or more subsidiaries or business segments of the Company: (1) net cash flow (including cash and cash equivalents) from operations or net cash flow from operations, financing and investing activities,

(2) earnings per share of Common Stock on a fully diluted basis determined by dividing (a) net earnings less dividends on Preferred Stock, if any, of the Company and its subsidiaries by (b) the weighted average number of shares of Common Stock and Common Stock equivalents outstanding, (3) consolidated net income of the Company and its subsidiaries (less, if any, preferred dividends), divided by the average consolidated common stockholders’ equity, or (4) change in the market price of the Company’s Common Stock plus dividends and other distributions paid, divided by the beginning market price of the Common Stock, adjusted for any changes in equity structure. Section 162(m) Performance-Based Awards (other than options and SARs) are earned and payable only if performance meets the specific, pre-established performance goals approved by the Administrator in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m). Grants of Section 162(m) Performance-Based Awards in any calendar year to any individual participant may not be made with reference to more than 350,000 shares. Section 162(m) Performance-Based Awards that do not relate to shares and are payable in cash and that are granted in any calendar year to any individual participant can not provide for payment of more than $1,000,000. Before any of the Section 162(m) Performance-Based Awards (other than by exercise of qualifying options or SARs) are paid to a covered officer, the Administrator must certify that the performance goals have been satisfied. The Administrator will have discretion to determine the performance goals and restrictions or other limitations of the individual awards and is expected to reserve “negative” discretion to reduce the number of shares delivered pursuant to payments of awards below maximum award limits.
Stock Bonuses. The Administrator may grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded is determined by the Administrator, and such an award may be granted independently or in lieu of a cash bonus.
Acceleration of Awards; Possible Early Termination of Awards. Unless prior to a Change in Control Event the Administrator determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option and SAR will become immediately exercisable, restricted stock will vest, and cash and performance-based awards will become payable. A “Change in Control Event” under the 2008 Plan generally includes (subject to certain exceptions) certain mergers or consolidations approved by the Company’s stockholders, or stockholder approval of a liquidation of the Company or sale of substantially all of the Company’s assets.
Effect of Termination of Employment. Options which have not yet become exercisable will generally lapse upon the date a participant is no longer employed by the Company. Options which have become exercisable must be exercised within three months after such date if the termination of employment was for any reason other than retirement, total disability, death or discharge for cause. In the event a participant is discharged for cause, all options will lapse immediately upon such termination of employment. If the termination of employment is due to retirement, total disability or death, the options which are exercisable on the date of such termination must generally be exercised within twelve months of the date of such termination. In no event may an option be exercised after its stated term. SARs generally have the same termination provisions as the options to which they relate. In respect of each other award granted under the 2008 Plan, a participant’s rights and benefits (if any) in the event of a termination of employment will be determined by the Administrator, which may make distinctions based upon the cause of termination and the nature of the award. The Administrator may increase the portion of a participant’s award available to the participant in connection with a participant’s termination of employment (other than termination by the Company for cause).
Amendments. The Board may amend or terminate the 2008 Plan at any time. If any amendment to the 2008 Plan would (1) materially increase the benefits accruing to participants, (2) materially increase the aggregate number of shares which may be issued under the 2008 Plan or (3) materially modify the requirements of eligibility for participation in the 2008 Plan, then, to the extent then required by applicable law or deemed advisable by the Board, such amendment will be subject to stockholder approval. Outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder. If the 2008 Plan is approved by the stockholders, the 2008 Plan will terminate on February 4, 2014, unless previously terminated by the Board.

Automatic Option Grants to Non-Employee Directors. The 2008 Plan provides that each person who first becomes a Non-Employee Director is granted automatically a nonqualified stock option to purchase 5,000 shares of Common Stock. In addition, in each calendar year, there will be granted automatically (without any action by the Administrator) immediately following the Annual Meeting of Stockholders in each such year, a nonqualified stock option to purchase 5,000 shares of Common Stock to each Non-Employee Director who is re-elected as a member of the Board or who continues as a member of the Board. A Non-Employee Director may not receive more than one nonqualified stock option under the Non-Employee Director program in any calendar year, nor more than 75,000 shares on exercise of all options awarded under such program. The purchase price per share of Common Stock covered by each such option will be the fair market value of the Common Stock on the date the option is granted. The 2008 Plan provides that Non-Employee Director Options expire on the tenth anniversary of the award date and become exercisable at the rate of 33 1/3% on each of the first three anniversaries of the date of grant. Immediately prior to the occurrence of a Change in Control, each option granted under the Non-Employee Director program will become exercisable in full.
If a Non-Employee Director’s services as a member of the Board terminate by reason of retirement, death or total disability, any option granted under the Non-Employee Director program held by such Non-Employee Director will immediately become and will remain exercisable for two years after the date of such termination or until the expiration of the option’s term, whichever occurs first. If a Non-Employee Director’s services as a member of the Board terminate for any other reason, any portion of an option granted under the Non-Employee Director program held by such Non-Employee Director which is not then exercisable will terminate, and any portion of an option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the option’s term, whichever occurs first.
Securities Underlying Awards. The reported closing price of the Company’s Common Stock on the Nasdaq Global Market on May 21, 2008 was $1.35 per share.
Federal Income Tax Consequences. With respect to nonqualified stock options, upon exercise, the participant generally will be taxed as ordinary income (and the Company is generally entitled to deduct) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. However, there will be no income tax to the participant (and there will be no deduction to the Company) upon the grant of a nonqualified stock option. With respect to incentive stock options, the participant will not receive income tax (and the Company is generally not entitled to a deduction) either upon grant of the option or at the time the option is exercised. If incentive stock option shares are not held for specified qualifying periods, however, the difference between the fair market value of the shares at the date of exercise (or, if lower, the sale price) and the cost of such shares is taxed as ordinary income (and the Company will receive a corresponding deduction) in the year the shares are sold.
The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and performance share awards generally are subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income. If an award is accelerated under the 2008 Plan in connection with a change in control (as this term is used in the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain excise taxes may be triggered). Further, if the compensation attributable to awards is not “performance based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 per individual in certain circumstances.
The above tax summary discusses general tax principles applicable to, and income tax consequences of, the 2008 Plan under current federal law, which is subject to change. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.